Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Spyre Therapeutics, Inc. of our report dated February 29, 2024 relating to the financial statements, which appears in Spyre Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Austin, Texas
September 6, 2024
1
PricewaterhouseCoopers LLP, 835 W. 6th Street, Suite 1600, Austin, TX 78703
T: (512) 477 1300, www.pwc.com/us